UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008, Resource America, Inc. (Nasdaq: REXI) (the "Company"), entered into an amendment (the “Fourth Amendment”) to its Loan and Security Agreement dated as of May 24, 2007 with TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).  The Fourth Amendment (i) amends the definition of senior management fee reserve to reduce the senior management fee floor to $20,000,000 as of March 31, 2009, thereby limiting reductions to the Company’s borrowing base attributable to the senior management fee reserve; (ii) amends the definition of Consolidated Net Worth to increase the Company’s net worth by the amount of any unrealized losses of the Company’s subsidiary, Leaf Financial, Inc., attributable to interest rate hedging agreements, and (iii) reduces the Company’s minimum net worth covenant to the following amounts for the following periods: September 30, 2008 through September 29, 2009 - $140,000,000; September 30, 2009 through September 29, 2010 - $150,000,000; September 30, 2010 through September 29, 2011 - $160,000,000 and September 30, 2011 and at all times thereafter - $170,000,000.

Item 9.01 Financial Statements and Exhibits

       (d)  Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement dated September 30, 2008 by and among Resource America, Inc., TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: October 6, 2008	/s/ Thomas C. Elliott Thomas C. Elliott Senior Vice President - Finance and Operations

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement dated September 30, 2008 by and among Resource America, Inc., TD Bank, N.A. (successor by merger to Commerce Bank, N.A.).